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                                                                     EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-59961 of Texas Utilities Company on Form S-8 of our report dated June 25, 1996, appearing in this Annual Report on Form 11-K of the Employees' Thrift Plan of the Texas Utilities Company System for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP

Dallas, Texas
June 25, 1996